EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of MediaX Corporation for the registration of 2,514,000 shares of its common stock and to the incorporation by reference therein of our report dated March 26, 1999, with respect to the financial statements of MediaX Corporation included in its Annual Report Form 10-KSB for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                        /s/  Davis & Co., CPA's, P.C.
                                        ---------------------------------------
                                             Davis & Co., CPA's, P.C.

Englewood, Colorado
September 23, 1999

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